500 Expressway Drive South, Brentwood, NY 11717

Phone: 631.231.4600

www.medical-action.com

EXHIBIT 99.1

CONTACT:	Charles L. Kelly – Chief Financial Officer MEDICAL ACTION INDUSTRIES INC. (631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS

THIRD QUARTER 2012 RESULTS

BRENTWOOD, NY, February 1, 2012 – Medical Action Industries Inc. (NASDAQ/MDCI), a leading supplier of medical and surgical disposable products, today reported results for the fiscal 2012 third quarter ended December 31, 2011.

Net sales for the third quarter of fiscal 2012 were $112,969,000, an increase of $8,492,000, or 8%, compared to the $104,477,000 in net sales reported for the comparable prior year period. Net sales for the third quarter of fiscal 2012 included $34,905,000 in custom procedure tray sales generated by AVID Medical Inc. (“AVID”), which was acquired by Medical Action on August 27, 2010. Excluding sales of custom procedure trays, Medical Action’s net sales for the third quarter of fiscal 2012 were $78,064,000, representing an increase of $6,691,000, or 9%, from the comparable prior year period.

Net income for the third quarter of fiscal 2012 was $1,825,000 or $0.11 per basic and diluted share, versus the $2,304,000, or $0.14 per basic and diluted share, reported for the comparable prior year period.

Net sales for the nine months ended December 31, 2011 were $329,097,000, an increase of $71,876,000 or 28% from the $257,221,000 in net sales reported for the comparable nine months of fiscal 2011. Net sales for the nine months ended December 31, 2011 included $102,987,000 in custom procedure tray sales generated by AVID. Excluding sales of custom procedure trays, Medical Action’s net sales for the nine months ended December 31, 2011 were $226,110,000, representing an increase of $16,131,000 or 8% from the comparable prior year period.

Net income for the nine months ended December 31, 2011 was $2,642,000 or $0.16 per basic and diluted share, versus the $3,269,000 or $0.20 per basic and diluted share reported for the comparable prior year period. Included in net income for the nine months ended December 31, 2011 was an extraordinary pre-tax gain of $700,000 or $0.03 per basic and diluted share (net of applicable tax expense) due to an insurance settlement related to inventories damaged as a result of weather-related flooding. Net income for the nine months ended December 31, 2010 included an extraordinary pre-tax loss of $1,455,000 or $0.05 per basic and diluted share (net of applicable tax benefit) due to inventories damaged as a result of weather-related flooding and one-time pre-tax transaction costs of $1,335,000 related to the acquisition of AVID.

“We continue to focus on organic growth and enhancing our product and service offerings,” said Chief Executive Officer and President, Paul D. Meringolo. “Net sales have increased from the comparable prior year period and sequentially. Persistent volatility in raw material costs, particularly resin and cotton, continue to influence our gross margins. We are managing through this period of volatility by continually reviewing our pricing strategies across our product lines, minimizing product sourcing costs and operating expenses.”

Medical Action invites its shareholders and other interested parties to attend its conference call at 10 a.m. (ET) on February 1, 2012. You may participate in the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #40049844. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 11 a.m. (ET) on February 1, 2012.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action’s products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 Index.

# # # #

This news release contains forward-looking statements that involve risks and uncertainties regarding Medical Action’s operations and future results. Please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Form 10-K and Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share data)

	December 31,	March 31,
	2011	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,003	$1,691
Accounts receivable, less allowance for doubtful accounts of $818 at December 31, 2011 and $804 at March 31, 2011	35,728	32,330
Inventories, net	55,650	54,674
Prepaid expenses	2,258	1,702
Deferred income taxes	3,008	2,801
Prepaid income taxes	318	1,938
Other current assets	1,709	1,637

Total current assets	99,674	96,773
Property, plant and equipment, net	50,205	53,901
Goodwill, net	108,764	108,652
Other intangible assets, net	39,882	41,860
Other assets, net	2,940	3,319

Total assets	$301,465	$304,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,272	$17,069
Accrued expenses	22,578	22,235
Current portion of capital lease obligation	121	92
Current portion of long-term debt	16,000	16,360

Total current liabilities	52,971	55,756
Deferred income taxes	27,956	27,956
Capital lease obligation, less current portion	13,690	13,790
Long-term debt, less current portion	55,470	58,776

Total liabilities	150,087	156,278
STOCKHOLDERS’ EQUITY:
Common stock - 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,390,628 shares at December 31, 2011 and 16,383,128 shares at March 31, 2011	16	16
Additional paid-in capital	34,308	33,799
Accumulated other comprehensive loss	(437)	(437)
Retained earnings	117,491	114,849

Total stockholders’ equity	151,378	148,227

Total liabilities and stockholders’ equity	$301,465	$304,505

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net sales	$112,969	$104,477	$329,097	$257,221
Cost of sales	95,824	86,055	278,294	211,415

Gross profit	17,145	18,422	50,803	45,806
Selling, general and administrative expenses	13,327	13,551	44,110	37,299

Operating income	3,818	4,871	6,693	8,507
Interest expense, net	1,174	1,116	3,421	1,742

Income before income taxes and extraordinary item	2,644	3,755	3,272	6,765
Income tax expense	819	1,451	1,070	2,600

Income before extraordinary item	1,825	2,304	2,202	4,165
Extraordinary gain (loss), net of applicable taxes	—	—	440	(896)

Net income	$1,825	$2,304	$2,642	$3,269

Per share basis:
Basic
Income before extraordinary item	$0.11	$0.14	$0.13	$0.25
Extraordinary gain (loss), net of applicable taxes	$—	$—	$0.03	$(0.05)

Net income	$0.11	$0.14	$0.16	$0.20

Diluted
Income before extraordinary item	$0.11	$0.14	$0.13	$0.25
Extraordinary gain (loss), net of applicable taxes	$—	$—	$0.03	$(0.05)

Net income	$0.11	$0.14	$0.16	$0.20

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED DECEMBER 31, 2011

(Unaudited)

(dollars in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at April 1, 2011	16,383,128	$16	$33,799	$(437)	$114,849	$148,227
Exercise of stock options	7,500	—	20			20
Amortization of deferred compensation			15			15
Tax benefit from vesting of restricted stock and exercise of stock options			19			19
Stock-based compensation			455			455
Net income					2,642	2,642

Balance at December 31, 2011	16,390,628	$16	$34,308	$(437)	$117,491	$151,378

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Nine Months Ended December 31,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,642	$3,269
Adjustments to reconcile net income to net cash used in operating activities:
Extraordinary (gain) loss	(700)	1,455
Depreciation	4,394	3,960
Amortization	3,264	2,321
Provision for doubtful accounts	39	9
Deferred income taxes	—	(45)
Stock-based compensation	470	589
Excess tax liability from stock-based compensation	(207)	—
Loss on disposal of property and equipment	—	20
Tax benefit from vesting of restricted stock and exercise of stock options	19	79
Changes in operating assets and liabilities:
Accounts receivable	(3,652)	303
Inventories	(998)	(16,372)
Prepaid expenses and other current assets	72	423
Other assets	(907)	(1,933)
Accounts payable	(2,797)	583
Prepaid income taxes	1,620	8
Accrued expenses	343	4,955

Net cash provided by (used in) operating activities	3,602	(376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase price and related acquisition costs	125	(62,525)
Purchases of property, plant and equipment	(701)	(2,914)
Proceeds from sale of property and equipment	3	4

Net cash used in investing activities	(573)	(65,435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit and long-term borrowings	74,217	155,380
Principal payments on revolving line of credit and long-term borrowings	(77,883)	(90,428)
Principal payments on capital lease obligation	(71)	(20)
Proceeds from exercise of stock options	20	152

Net cash (used in) provided by financing activities	(3,717)	65,084

Net decrease in cash and cash equivalents	(688)	(727)
Cash and cash equivalents at beginning of period	1,691	5,641

Cash and cash equivalents at end of period	$1,003	$4,914

Supplemental disclosures:
Interest paid	$2,347	$1,189
Income taxes (refunded) paid	$(491)	$1,947